UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 21, 2015 (January 16, 2015)

GENSPERA, INC.

(Exact name of registrant as specified in Charter)

Delaware	0001421204	20-0438951
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2511 N Loop 1604 W, Suite 204

San Antonio, TX 78258

(Address of Principal Executive Offices)

210-479-8112

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On January 19, 2015, representatives of GenSpera, Inc. (the “Company”) presented a business update to investors at the Noble Financial Capital Markets’ Eleventh Annual Equity Conference in Sandpiper Bay, Florida. Filed herewith as Exhibit 99.01 are the slides that were presented. A live audio and video of the presentation will also be archived on the Company’s website at www.genspera.com for a period of 90 days.

The information contained in this Item 7.01 to this Current Report on Form 8-K and the exhibit attached hereto pertaining to this item shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in the exhibits to this Form 8-K relating to this item 7.01 shall not be deemed an admission as to the materiality of any information in this report that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01	Other Events.

On January 16, 2015, the Company announced the results of its Phase II clinical study of mipsagargin (G-202) in patients with hepatocellular carcinoma (liver cancer). The results were also presented on the same day in a poster presentation at the 2015 Gastrointestinal Cancer Symposium in San Francisco, California. A copy of the press release and poster are attached to this report as Exhibits 99.02 and 99.03, respectively. The poster can also be viewed on the Company’s website at www.genspera.com.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.01	Slides presented on January 19, 2015

99.02	Press Release dated January 16, 2015

99.03	Poster presented on January 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2015

GenSpera, Inc.

By:	/s/ Craig Dionne
Craig Dionne Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
99.01	Slides presented on January 19, 2015

99.02	Press Release dated January 16, 2015

99.03	Poster presented on January 16, 2015